UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2017

Howard Bancorp, Inc.
(Exact name of registrant as specified in charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6011 University Boulevard, Suite 370, Ellicott City, Maryland		21043
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 23, 2017, Howard Bancorp, Inc. (the "Company") filed with the Maryland State Department of Assessments and Taxation, Articles of Amendment ("Articles of Amendment") increasing the aggregate number of shares of common stock the Company is authorized to issue from 10,000,000 shares to 20,000,000 shares.

The Board of Directors of the Company (the "Board") approved the Articles of Amendment on January 19, 2017.  The Company's Articles of Incorporation, in accordance with Maryland law, authorize the Board to increase the number of authorized shares of the Company's stock that the Company has the authority to issue without action by the Company's stockholders.

The Articles of Amendment increase the total authorized capital stock of the Company from fifteen million shares, consisting of ten million shares of common stock, with a par value of $0.01 per share, and five million shares of preferred stock, with a par value of $0.01 per share, to twenty five million shares, consisting of twenty million shares of common stock, with a par value of $0.01 per share, and five million shares of preferred stock, with a par value of $0.01 per share.

A copy of the Articles of Amendment, which became effective on the filing date of January 23, 2017, is attached hereto as an exhibit.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
3.3	Articles of Amendment of Howard Bancorp, Inc. filed with the Maryland State Department of Assessments and Taxation on January 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

Dated: January 24, 2017

	By:	/s/ George C. Coffman
George C. Coffman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.3	Articles of Amendment of Howard Bancorp, Inc. filed with the Maryland State Department of Assessments and Taxation on January 23, 2017